UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 17, 2017

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[x]	Emerging growth Company

[x]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act.

Explanatory Note
This filing amends Item 7.01 and Item 9.01 of the Current Report on Form 8-K filed November 6, 2017 by HomeStreet, Inc. regarding its third quarter 2017 slides 19 and 20.

Item 7.01	Regulation FD Disclosure
The information provided pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing or other document filed by the Company pursuant to the Exchange Act or the Securities Act except as shall be expressly set forth by specific reference in such filing or document. The information provided pursuant to this Item 7.01 shall instead be deemed “furnished.”

On November 6, 2017 HomeStreet, Inc. filed a Form 8-K furnishing a third quarter 2017 slide presentation that executive management intends to use in meetings with institutional investors. On November 17, 2017, we updated certain information on slides 19 and 20 to reflect a preliminary recategorization of certain loans related to our commercial real estate and commercial lending business. The remainder of the slide presentation remains unchanged. The revised slide presentation is included in its entirety as Exhibit 99.1 to this report and will be available on HomeStreet's investor relations web site at http://ir.homestreet.com. The presentation includes forward looking statements within the meaning of the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and the rules under each of those statutes. Please refer to the registrant’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 9, 2017, and our other filings made from time to time with the Securities and Exchange Commission for a list of cautionary statements about facts, circumstances, conditions and risks that may cause us to deviate from the expectations set forth in this presentation.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits	Description
Exhibit 99.1	HomeStreet, Inc. third quarter 2017 slide presentation.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2017

HomeStreet, Inc.

By:	/s/ Mark R. Ruh
Mark R. Ruh
Executive Vice President and Chief Financial Officer